EXHIBIT 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                           AND CHIEF FINANCIAL OFFICER
                                   PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Tiens Biotech Group (USA), Inc. (the "Company") on Form 10-QSB for the quarter ended September 30, 2005 as filed with the Securities and Exchange Commission (the "Report"), the undersigned, Jinyuan Li, Chief Executive Officer and Chairman of the Board of the Company, and Wenjun Jiao, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

         1. The Report fully complies in all material respects with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of China Finance, Inc. as of and for the period covered by the Report.

         Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and is not deemed filed.


         Date:  November 14, 2005       By: /s/ Jinyuan Li
                                           -------------------------------------
                                           Jinyuan Li
                                           Chief Executive Officer and President
                                           (Principal Executive Officer)

         Date:  November 14, 2005

                                        By: /s/ Wenjun Jiao
                                           -------------------------------------
                                           Wenjun Jiao
                                           Chief Financial Officer